UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37584	26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CPI Card Group Inc.
10368 W. Centennial Road
Littleton, CO 80127

(Address of principal executive offices) (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2021, CPI Card Group Inc. (the “Company”) announced that Guy DiMaggio ceased serving as Senior Vice President and General Manager, Secure Card, effective as of August 5, 2021. Mr. DiMaggio will continue serving the Company through September 30, 2021 in a senior advisory capacity to assist the Company during the transition. Upon his departure, Mr. DiMaggio will be eligible for benefits under the Company’s existing guidelines governing executive severance, which are described in the Company’s definitive proxy statement for its 2021 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 13, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Date: August 6, 2021	By:	/s/ Sarah J. Kilgore
	Name:	Sarah J. Kilgore
	Title:	Chief Legal and Compliance Officer